Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ALTRA INDUSTRIAL MOTION CORP.

ARTICLE I.
OFFICES

Section 1. Registered Office. The address of the registered office of Altra Industrial Motion Corp. (the “Corporation”), in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware 19808.

Section 2. Other Offices. The Corporation may also have such other office or offices in the State of Delaware or elsewhere as the Corporation’s board of directors (the “Board of Directors”) may determine or as the business of the Corporation may require.

ARTICLE II.
MEETING OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as may be chosen by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the President, by the Board of Directors or by the holders of not less than one-third (1/3) of all outstanding stock of the Corporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5. Meeting of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

Section 6. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Stockholder List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Quorum. A majority of the outstanding shares, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation (as the same may be amended in accordance with the terms thereof, the “Certificate of Incorporation”), but in no event shall a quorum consist of less than one-third (1/3) of the outstanding shares. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares represented at such meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these bylaws.

Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote in person or by proxy upon each matter submitted to a vote of the stockholders.

Section 11. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE III.
DIRECTORS

Section 1. Number and Tenure. The Board of Directors shall consist of not less than one nor more than ten members, the exact number of which shall initially be fixed by the incorporator of the Corporation and thereafter shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, by the President or by any director. Notice stating the place, date and hour of the meeting shall be given to each director either by mail not less than two business days before the date of the meeting, by telephone or email on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 9. Removal of Directors. One or more of the directors of the Corporation may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors except as otherwise provided by law.

Section 10. Committees. The Board of Directors may create one or more committees of the Board of Directors and appoint directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. Each committee may exercise the authority of the Board of Directors except as otherwise provided by law.

ARTICLE IV.
OFFICERS

Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and may consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and any number of Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 4. Resignations. Any officer may resign at any time by giving notice to the Board of Directors or to the President or Secretary. A resignation of an officer need not be accepted in order to be effective.

Section 5. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 7. Duties of Officers. The duties and powers of the officers shall be as follows:

President

The President shall be the principal executive officer of the Corporation and shall be responsible for the administration and operation of the business and affairs of the Corporation. He or she shall preside at all meetings of the stockholders and the Board of Directors. He or she may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Vice Presidents

The Vice President, if there shall be one, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence, disability or refusal to act of the President, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other such title.

Secretary

The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder, which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) generally perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Treasurer

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have the charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys not otherwise employed in the name of the Corporation in such bank, savings and loan association, trust company or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

Assistant Secretaries and Assistant Treasurers

The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, if any, as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them from time to time by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

ARTICLE V.
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank, savings and loan association, trust company or other depositories as the Board of Directors may select.

ARTICLE VI.
INDEMNIFICATION

Section 1. Definitions.

For purposes of this Article VI, the following terms shall have the respective meanings set forth below:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation.

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation.

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding.

(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer.

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (a) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (b) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2. Indemnification of Directors and Officers. Subject to the operation of Section 7 of this Article VI, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation prior to such amendment) and to the extent authorized in this Section 2.

Section 3. Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 4. Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Company, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under Section 3 of this Article VI in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

Section 5. Rights of Indemnification. The rights of indemnification provided by Sections 2, 3 and 4 of this Article VI shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these bylaws in accordance with the provisions set forth herein.

Section 6. Indemnification of Non-Officer Employees. Subject to the operation of Section 7 of this Article VI, each employee or agent of the Corporation may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such employee or agent or on such employee or agent’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such employee or agent is, or is threatened to be made, a party to or participant in by reason of such employee or agent’s Corporate Status, if such employee or agent acted in good faith and in a manner such employee or agent reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 6 shall exist as to an employee or agent after he or she has ceased to be a employee or agent and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any employee or agent seeking indemnification in connection with a Proceeding initiated by such employee or agent only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

Section 7. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a Director, Officer, employee or agent unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 8. Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within 30 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these bylaws. If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 30 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VI shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 9. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer, employee or agent in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer, employee or agent upon the receipt by the Corporation of a statement or statements from such Officer, employee or agent requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer, employee or agent and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer, employee or agent is not entitled to be indemnified against such Expenses. In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final adjudication that the Officer, employee or agent has not met any applicable standard for indemnification set forth in the DGCL.

Section 10. Contractual Nature of Rights.

The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VI is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(a) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(b) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 11. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article VI shall not be exclusive of any other right which any Director, Officer, employee or agent may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 12. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer, employee or agent, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VI.

Section 13. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article VI as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The issued shares of the Corporation may be represented by certificates or shall be uncertificated shares. Any certificates representing shares of the Corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of any certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes with respect to the Corporation.

ARTICLE VIII.
VOTING OF SECURITIES

Each of the President and Treasurer shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

ARTICLE IX.
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X.
WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI.
AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by vote of a majority of the Board of Directors or by the holders of not less than a majority of all outstanding shares of the Corporation.